EXHIBIT 23.3

Consent of KPMG, LLP

Independent Registered Public Accounting Firm,

dated September 26, 2005

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We consent to the use of our report related to the combined statement of revenue and certain expenses of the Intrawest Portfolio Commercial Properties, dated December 16, 2004, included in this Registration Statement to Form S-11 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

September 26, 2005